Exhibit 99.6

NOMINEE HOLDER CERTIFICATION

TAYLOR CAPITAL GROUP, INC.

$35,000,000 SHARES OF COMMON STOCK

ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

THE SUBSCRIPTION RIGHTS ARE EXERCISABLE BEFORE 5:00 P.M., EASTERN TIME, ON DECEMBER 14, 2011, SUBJECT TO EXTENSION OR EARLIER CANCELLATION IN THE COMPANY’S SOLE DISCRETION.

This Nominee Holder Certification is being distributed to brokers, dealers, custodian banks, and other nominees in connection with the Rights Offering by Taylor Capital Group, Inc. (the “Company”) to the holders of certain Eligible Securities.1 The terms of the Rights Offering are included in the Company’s Prospectus Supplement, dated November 23, 2011, to the Prospectus, dated January 26, 2011 (together, the “Prospectus”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Prospectus.

The undersigned, a broker, dealer, custodian bank, or other nominee holder of Subscription Rights to purchase Shares, pursuant to the Rights Offering described in the Prospectus hereby certifies to the Company and Computershare Trust Company, N.A., as Subscription Agent for the Rights Offering, that (a) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the Basic Subscription Privilege (as described in the Prospectus), (b) the undersigned has subscribed for, on behalf of the beneficial owners thereof (which may include the undersigned), an additional number of Shares pursuant to the Oversubscription Privilege (as described in the Prospectus), listing separately below the number and type(s) of Eligible Securities owned on the Record Date, the number of Shares subscribed for pursuant to the Basic Subscription Privileges and the number of Shares subscribed for pursuant to the Oversubscription Privilege for each beneficial owner (without identifying any such beneficial owner), and (c) with respect to the exercise of the Oversubscription Privilege described in (b) above, each such beneficial owner’s Basic Subscription Privilege has been exercised in full:

Number and Type(s) of Eligible Securities Owned on the Record Date	Number of Shares Subscribed for Pursuant to Basic Subscription Privileges	Number of Shares Subscribed for Pursuant to Oversubscription Privilege

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1 “Eligible Securities” as used herein means the Common Stock, Series C Preferred, Series D Preferred, Series E Preferred, Series G Preferred, and the Participating Warrants of the Company. Not all warrants issued by the Company are necessarily Participating Warrants that entitle their holders to receive Subscription Rights in the Rights Offering. Only those warrants issued by the Company on September 29, 2008, May 28, 2010, and October 21, 2010 are Participating Warrants.

Name of Broker, Dealer, Custodian Bank, or Other Nominee

By:
Name:
Title:

Provide the following information if applicable:

Depository Trust Company (“DTC”)
Participant Number

Participant

By:
Name:
Title:

DTC Basic Subscription Confirmation Number(s):

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